Exhibit 5.1

600 Travis, Suite 4200
Houston, Texas 77002
713.220.4200 Phone
713.220.4285 Fax
andrewskurth.com

April 23, 2007

FiberTower Corporation

FiberTower Network Services Corp.

FiberTower Solutions Corporation

ART Licensing Corporation

ART Leasing, Inc.

Teligent Services Acquisition, Inc.

c/o FiberTower Corporation

185 Berry Street, Suite 4800

San Francisco, California  94107

Ladies and Gentlemen:

We have acted as special counsel to FiberTower Corporation, a Delaware corporation (the “Company”) and to FiberTower Network Services Corp., FiberTower Solutions Corporation, ART Licensing Corporation, ART Leasing, Inc. and Teligent Services Acquisition, Inc. (collectively the “Guarantors” and, together with the Company, the “Obligors”) in connection with the preparation of a registration statement on Form S-3 (File No. 333-140439) (the “Registration Statement”).  The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the resale by certain selling security holders from time to time of (i) up to $402,500,000 aggregate principal amount of the Company’s 9.00% Convertible Senior Secured Notes due 2012 (the “Notes”), which were issued under an Indenture dated as of November 9, 2006 (the “Indenture”), among the Obligors and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and guaranteed by the Guarantors pursuant to their guarantees (the “Guarantees”) included in the Indenture, (ii) the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Notes pursuant to the Indenture (the “Conversion Shares”), (iii) up to $96,130,000 aggregate principal amount of such additional 9.00% Convertible Senior Secured Notes due 2012 as may be issued in payment of accrued interest on the Notes (the “Additional Notes”), which may be issued under the Indenture and guaranteed by the Guarantors pursuant to their guarantees (the “Additional Guarantees”) to be included in the Indenture and (iv) the shares of the Common Stock issuable upon conversion of any Additional Notes pursuant to the Indenture (the “Additional Conversion Shares”).

We have examined the Registration Statement, the Indenture, the Notes and the specimen of the certificate representing the Common Stock, which have been filed as exhibits to the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion,

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we have relied upon certificates of public officials and of officers and representatives of the Obligors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.  In conducting our examination of documents executed by parties other than the Obligors, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.  In rendering the opinions set forth in paragraphs 3 and 6 below, we have assumed that, at the time of each issuance of Conversion Shares or Additional Conversion Shares, there will be available a sufficient number of authorized and unissued shares of Common Stock that are not otherwise reserved for issuance for another purpose.

In rendering the opinions expressed below with respect to the Additional Notes, the Additional Guarantees and the Additional Conversion Shares (collectively, the “Additional Securities”), we have assumed that:

(i)            the certificate of incorporation and the bylaws of each of the Obligors, each as amended to date, will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii)           that the certificates for the Additional Conversion Shares will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by the registrar of the Common Stock;

(iii)          any resolution of the board of directors and/or any officer’s certificate executed and delivered pursuant to such Indenture, in any such case, pursuant to which any Additional Notes and Additional Guarantees are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Additional Notes and Additional Guarantees will comply with such Indenture and any such resolution of the board of directors and/or officer’s certificate; and

(iv)          the form and terms of such Additional Securities, the issuance, sale and delivery thereof by the applicable Obligor, and the incurrence and performance of the applicable Obligor’s obligations thereunder or in respect thereof (including, without limitation, its obligations under the Indenture with respect to Additional Notes and Additional Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, the certificate of incorporation or bylaws of each of the Obligors, each as amended to date, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Obligors, or to which the issuance, sale and delivery of such Additional Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Additional Notes and Additional Guarantees.  In addition, except in the case of Additional Guarantees, we have assumed the receipt by each person to whom or for whose benefit an Additional Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Additional Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Additional Securities of which such Additional Security is one, of a global security then evidencing such Additional Securities.  In addition, we have assumed the issuance of the Additional Securities in payment of accrued interest on the Notes, in accordance with the Indenture and as described in the Registration Statement.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.             The Notes constitute valid and legally binding obligations of the Company.

2.             The Guarantees constitute valid and legally binding obligations of the applicable Guarantor.

3.             The Conversion Shares, when issued and delivered upon conversion of the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued and will constitute fully paid and non-assessable shares of Common Stock.

4.             With respect to any Additional Notes that may be issued by the Company under the Indenture, when (a) the applicable authentication order has been duly authorized and validly executed and delivered by the Obligors and the applicable officer’s certificate has been validly executed and delivered by a duly authorized officer of the Company, in each case, in accordance with the terms of the Indenture, (b) the Company has taken all necessary corporate action to authorize and approve the terms of such Additional Notes, the issuance thereof in payment of accrued interest on the Notes and related matters and (c) the Additional Notes have been duly executed, authenticated, issued and delivered by the Company in payment of accrued interest on the Notes in accordance with the terms of the Indenture, the Additional Notes will constitute valid and legally binding obligations of the Company.

5.             With respect to any Additional Guarantees that may be issued by the Guarantors under the Indenture, when (a) the Company and the applicable Guarantors have taken all necessary corporate action to authorize and approve the terms and issuance of such Additional Guarantees and the Additional Notes to which they pertain, the issuance of the Additional Notes and Additional Guarantees in payment of accrued interest on the Notes and related matters and (b) the Additional Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture in payment of accrued interest on the Notes, the

Additional Guarantees will constitute valid and legally binding obligations of the applicable Guarantors.

6.             With respect to any Additional Conversion Shares, when (a) the Company has taken all necessary corporate action to authorize and approve the issuance and terms of the Additional Notes and the issuance of the Additional Conversion Shares upon conversion thereof, (b) the Additional Notes have been duly executed, authenticated, issued and delivered by the Company in payment of accrued interest on the Notes in accordance with the terms of the Indenture and (c) the Additional Conversion Shares have been issued and delivered upon conversion of the Additional Notes in accordance with the terms of the Indenture and the Additional Notes, the Additional Conversion Shares will be validly issued and constitute fully paid and non-assessable shares of Common Stock.

Our opinions in paragraphs 1, 2, 4 and 5 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation Law, in each case as in effect on the date hereof and insofar as applicable.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the caption “Legal Matters” therein.  By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Andrews Kurth LLP